Exhibit 10.12

SECOND AMENDMENT TO PROMISSORY NOTE

Effective Date: December 31, 2021

WHEREAS, on April 20, 2021, Twelve Seas Investment Company IV TMT, a Delaware corporation (the “Maker”), entered into that certain Promissory Note (the “Original Promissory Note”) with Twelve Seas Sponsor IV TMT LLC or its registered assigns or successors in interest (the “Payee”);

WHEREAS, the Maker and the Payee amended the Original Promissory Note pursuant to that certain First Amendment to Promissory Note, effective December 31, 2021 (as amended, the “Promissory Note”);

WHEREAS, capitalized terms used herein but not defined shall have their respective meanings as set forth in the Promissory Note;

WHEREAS, pursuant to the Promissory Note, the maximum principal amount of the Promissory Note is currently $300,000;

WHEREAS, pursuant to Section 13 of the Promissory Note, any amendment to the Promissory Note may be made with, and only with, the written consent of the Maker and the Payee; and

WHEREAS, the Maker and the Payee now wish to enter into this Second Amendment to Promissory Note (this “Amendment”) to increase the maximum principal amount.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Promissory Note as set forth herein.

1. Amendment to Principal Amount of the Promissory Note. The principal amount of the Promissory Note reflected above the first paragraph of the Note is hereby amended and restated as follows:

Principal Amount: Up to $500,000

2. Amendment to First Paragraph of the Promissory Note. The first paragraph of the Promissory Note is hereby amended and restated as follows:

Twelve Seas Investment Company IV TMT, a Delaware corporation and blank check company (the “Maker”), promises to pay to the order of Twelve Seas Sponsor IV TMT LLC or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to Five Hundred Thousand Dollars ($500,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

3. Amendment to Section 3 of the Promissory Note. Section 3 of the Promissory Note is hereby amended and restated as follows:

3. Drawdown Requests. Maker and Payee agree that Maker may request up to Five Hundred Thousand Dollars ($500,000) for costs reasonably related to Maker’s initial public offering of its securities. The principal of this Note may be drawn down from time to time prior to the earlier of: (i) June 30, 2022 or (ii) the date on which Maker consummates an initial public offering of its securities, upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000) unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is Five Hundred Thousand Dollars ($500,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. Notwithstanding the foregoing, all payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, and then to the reduction of the unpaid principal balance of this Note.

4. Note. The term “Note” as used in the Promissory Note shall hereafter mean the Promissory Note as amended by this Amendment.

5. Effect of this Amendment. Except as specifically amended by this Amendment, the Promissory Note shall remain in full force and effect in accordance with all of the terms and conditions thereof and is hereby ratified and confirmed. The execution, delivery and performance of this Amendment will not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under, the Note or any other document relating to the Promissory Note.

6. Miscellaneous. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker and Payee, intending to be legally bound hereby, hereby consent to this Amendment and have caused this Amendment to be executed by the undersigned to be effective as of the day and year first above written.

Maker:

TWELVE SEAS INVESTMENT COMPANY IV TMT

By:	/s/ Alan Mitchell
Name:	Alan Mitchell
Title:	President and Chief Investment Officer

Payee:

TWELVE SEAS SPONSOR IV TMT LLC

By:	Columbia Communications Advisory, LLC, as Manager

	By:	/s/ Alan Mitchell
	Name:	Alan Mitchell
	Title:	Managing Partner

Signature Page to Second Amendment to Promissory Note